SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 26, 2008

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza

5600 N. May Avenue

Suite 320

Oklahoma City, Oklahoma       73112

(Address of principal executive offices)           (Zip Code)

(405) 842-2333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the sale of the interest described in Item 2.01 below, we entered into amendments of our two lines of credit. Since we were selling 35% of our ownership of the respective parties’ collateral, we (i) entered into at the Bank’s request a Change in Terms Agreement reducing the maximum available credit under our existing Reducing Revolving Line of Credit with First Fidelity Bank, N.A. (the “Bank”) from $1,500,000 to $1,000,000 and modified the required monthly principal reductions thereunder, (ii) amended the outstanding Loan Agreement and related Promissory Note with The William M. Beard and Lu Beard 1988 Charitable Unitrust (the “Unitrust”) so as to reduce the amount of the loan from $3,000,000 to $2,250,000 and extend the maturity date from April 1, 2009 to April 1, 2010; and (iii) entered into a Release, Subordination and Amended and Restated Nominee Agreement whereby the Unitrust loan will continue to be subordinate to the Company’s $390,000 Note in favor of Boatright Family, L.L.C. (“Boatright”) and the Bank line of credit, and the Boatright Note will continue to be subordinate to the Bank line of credit. The various parties have also agreed to file releases or partial releases as necessary with the Public Trustees of the two Colorado Counties where the collateral is located to provide merchantable title to the purchasers of the sale.

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a) On March 26, 2008 we closed on the sale of 35% of our interest in the McElmo Dome CO2 Unit in southwest Colorado.

(b) We sold 35% of our ownership in the 240,000-acre McElmo Dome CO2 gas Unit in Dolores and Montezuma Counties, Colorado. McElmo Dome is believed to be the largest producing CO2 field in the world. Prior to the sale, we owned a 0.53814206% working interest (0.4526611% net revenue interest) and an overriding royalty interest equivalent to a 0.0920289% net revenue interest in the Unit, giving us a total 0.5469% net revenue interest in the Unit. Following the sale we continue to own 65% of such interests. Transfer of production became effective on February 1, 2008.

Although our ownership in the Unit is small, it is of great significance to us, accounting for 94% of total revenues from continuing operations and 99% of operating profit from continuing operations in fiscal year 2007.

(c) The interest was sold to Charles R. Wiggins (66.67%) and Ken Kamon (33.33%). There is no material relationship, other than in respect to the transaction, between such persons and the registrant or any of our affiliates, or any director or officer of the registrant, or any associate of such director or officer.

(d) The interest was sold for a total cash consideration of $3,500,000 paid at closing.

Item 8.01 Other Events.

On March 27, 2008 we issued a press release announcing the sale of 35% of our interest in the McElmo Dome CO2 Unit (as described in detail in Item 2.01) and the increase in demand for CO2 in tandem with oil prices. A copy of the press release is attached hereto as Exhibit 99.1.

As part of the transaction involving the sale of the McElmo Dome interest we reduced our revolving, reducing bank line of credit from its original amount of $1,500,000 to $1,000,000. On March 27, 2008, we utilized part of the proceeds from the sale to (i) reduce our borrowings under the bank line to zero, leaving $1,000,000 of credit available, (ii) pay the accrued interest of $697,000 on our line of credit from an affiliate of our Chairman and reduced our borrowings under such line from $2,783,000 to $2,250,000; and (iii) repaid short-term loans of $50,000 plus accrued interest of $3,000 from a director and $98,000 plus accrued interest of $4,000 from the Chairman’s affiliate.

On March 25, 2008, a total of 399,997 common shares were distributed to the four Participants in the Company’s 2005 Deferred Stock Compensation Plan following the termination of such Plan, bringing the Company’s total outstanding common shares to 6,243,847. These shares were issued pursuant to the S-8 Registration Statement covering such shares.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated:

Exhibit No.	Description

99.1	Press Release dated March 27, 2008
99.2	Assignment and Bill of Sale dated March 25, 2008
99.3	Representation, Lien Release and Indemnity Agreement dated March 25, 2008
99.4	Change in Terms Agreement dated March 25, 2008
99.5	Release, Subordination and Amended and Restated Nominee Agreement dated March 25, 2008
99.6	Fourth Replacement Renewal and Extension Promissory Note dated March 25, 2008
99.7	Restated and Amended Letter Loan Agreement dated March 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President
March 31, 2008

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated March 27, 2008	Filed herewith electronically

99.2	Assignment and Bill of Sale dated March 27, 2008	Filed herewith electronically

99.3	Representation, Lien Release and Indemnity Agreement dated March 25, 200	Filed herewith electronically

99.4	Change in Terms Agreement dated March 25, 2008	Filed herewith electronically

99.5	Release, Subordination and Amended and Restated Nominee Agreement dated March 25, 2008	Filed herewith electronically

99.6	Fourth Replacement Renewal and Extension Promissory Note dated March 25, 2008	Filed herewith electronically

99.7	Restated and Amended Letter Loan Agreement dated March 25, 2008	Filed herewith electronically